Exhibit 99.1

April 27, 2006

FOR IMMEDIATE RELEASE

Pliant Corporation to hold conference call - First Quarter 2006 Financial Results

SCHAUMBURG, IL — Harold Bevis, President and CEO of Pliant Corporation, announced today that he will host a conference call to discuss the Company’s First Quarter 2006 operating results and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Standard Time on Tuesday, May 16, 2006.

Participants in the United States can access the conference call by calling 888-455-3612, using the access code Pliant, or internationally by calling 210-234-0010 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call’s completion, an audio web replay will be available on the company’s website: www.pliantcorp.com

ABOUT PLIANT

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 24 manufacturing and research and development facilities around the world, and employs approximately 3,000 people.

# # #

CONTACT:

Joe Kwederis
SVP and Chief Financial Officer
E-mail: Joe.kwederis@pliantcorp.com
Phone: 847-407-5117
Company Web Site: www.pliantcorp.com